January 23, 1997

                         Pittston Burlington Group Earns
                      $.55 Per Share in the Fourth Quarter

Richmond, VA - January 23, 1997 - The Pittston Burlington Group (NYSE-PZX), The Pittston Company's class of common stock which reflects the performance of Burlington Air Express Inc. (Burlington), a global freight transportation and logistics management services company, reported that Burlington's operating profits for 1996 increased 10% to $64.6 million from the $58.7 million reported in 1995. For the fourth quarter of 1996, Burlington generated operating profits of $19.1 million compared to $18.8 million earned in the fourth quarter of 1995.

For the full year of 1996, net income was $33.8 million, or $1.76 per share, compared to $32.9 million, $1.73 per share, reported in 1995. Net income for the fourth quarter totaled $10.6 million, or $.55 per share, compared to $10.3 million, or $.54 per share, recorded in the fourth quarter of 1995.

Burlington worldwide revenues totaled $407.3 million in the fourth quarter, a 6% increase over the $383.1 million reported in the fourth quarter of 1995. For the full year of 1996, Burlington's global revenues climbed to $1.5 billion, a 6% increase over 1995 revenues.

International
International revenues totaled $261.3 million in the fourth quarter compared to $241.2 million in the comparable 1995 period. Expedited freight services revenues totaled $196.1 million, customs clearance revenues increased to $35.4 million, and ocean freight and other revenues reached $29.8 million. International operating profits amounted to $8.5 million in the quarter compared to $8.7 million earned in the fourth quarter of 1995.

For the full year 1996, international revenues were $945.8 million, an 8% increase over the level recorded in 1995. International operating profits totaled $28.5 million in 1996 compared to the $28.3 million recorded in 1995. Margins on expedited freight services improved 11% primarily reflecting improvements in U.S. exports. During the year, profits were impacted by added costs related to the expansion of ocean and logistics operations and further investments to strengthen Burlington's worldwide network including quality improvements in global systems, facilities and acquisitions. During 1996, Burlington operations in Canada, France, Hong Kong, Japan, Sweden and the U.S. earned ISO 9002 certification. In total, 144 Burlington facilities in 15 countries are now ISO registered.


Domestic
In the fourth quarter, domestic expedited freight services revenues increased 3% to $142.4 million reflecting higher yields and slightly lower volume. Domestic operating profits totaled $10.6 million compared to the $10.2 million in the fourth quarter of 1995. During the fourth quarter, domestic average yields improved as a result of the initiation in mid-September of a surcharge on domestic shipments. This surcharge was designed to partially offset certain cost increases experienced by Burlington's domestic operations.

Full year 1996 domestic expedited freight revenues totaled $547.6 million compared to $528.2 in 1995. Domestic operating profit for 1996 totaled $36.1 million, a 19% increase over the $30.4 million reported in 1995. Domestic weight shipped increased 3% from the 1995 level while average yields were essentially unchanged. Operating margins benefited from lower station and general and administrative costs.

Burlington has recently embarked on a program to enhance the quality of its service and improve efficiencies. While the full benefits cannot now be predicted with confidence, the company believes significant cost reductions and operating improvements can be made with initial impacts likely to be felt in the second quarter of this year.

Financial - Consolidated
The Pittston Company reported net income of $31.1 million in the fourth quarter compared to $29.7 million recorded in the comparable period in 1995. Net income for 1996 as a whole amounted $104.2 million compared to $98.0 million in 1995. Consolidated cash flow from operating activities amounted to $196.7 million in 1996. Total debt at December 31, 1996 was $196.0 million compared to $177.6 million at year-end 1995.

During 1996, the Company purchased 278,000 shares of Pittston Brink's Group Common Stock and 75,600 shares of Pittston Burlington Group Common Stock at a total cost of $8.3 million. In 1996, the Company also purchased 20,920 shares of Pittston Company Series C Convertible Preferred Stock for a total cost of $7.9 million. The Company has remaining authority to repurchase over time up to 1.0 million shares of Pittston Minerals Group Common Stock, 1.2 million shares of Pittston Brink's Group Common Stock, 1.4 million shares of Pittston Burlington Group Common Stock, and an additional $7.1 million of the Pittston Company Series C Convertible Preferred Stock.

The Company has retained Boston Equiserve, L.P., acting through The First National Bank of Boston, as its registrar and stock transfer agent effective January 13, 1997. Shareholders should call 1-800-733-5001 with inquires regarding dividends, share certificates and other issues regarding the proper registration of shares.

                                   **********

Pittston Burlington Group Common Stock (NYSE-PZX), Pittston Brink's Group Common Stock (NYSE-PZB), and Pittston Minerals Group Common Stock (NYSE- PZM), represent the three classes of common stock of The Pittston Company, a diversified company with interests in global freight transportation and logistics management services through Burlington Air Express Inc. (Pittston Burlington Group), security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group) and coal and gold mining (Pittston Minerals Group). Copies of the Pittston Brink's Group and Pittston Minerals Group earnings releases are available upon request.





                            Pittston Burlington Group
                           Supplemental Financial Data



                           BURLINGTON AIR EXPRESS INC.


                                                                    Three Months                        Twelve Months
(In thousands, except                                                Ended December 31                  Ended December 31
per pound/shipment amounts)                                      1996             1995              1996             1995
------------------------------------------------------------------------------------------------------------------------------------
                                                                     (Unaudited)
REVENUES
Expedited freight services
   Domestic U.S.                                         $    142,409          138,462           547,647          528,174
   International                                              196,142          189,098           713,834          698,624
------------------------------------------------------------------------------------------------------------------------------------

Total expedited freight services                              338,551          327,560         1,261,481        1,226,798
Customs clearances                                             35,414           34,543           135,887          115,135
Ocean and other (a)                                            33,336           21,031           102,950           72,888
------------------------------------------------------------------------------------------------------------------------------------

Total revenues                                           $    407,301          383,134         1,500,318        1,414,821
------------------------------------------------------------------------------------------------------------------------------------


OPERATING PROFIT
   Domestic U.S.                                         $     10,623           10,155            36,143           30,416
   International                                                8,503            8,655            28,461           28,307
------------------------------------------------------------------------------------------------------------------------------------

Total operating profit                                   $     19,126           18,810            64,604           58,723
------------------------------------------------------------------------------------------------------------------------------------


Expedited freight services shipment
   growth rate (b)                                              (2.9%)            7.2%              1.3%             6.2%

Expedited freight services weight growth rate (b):
   Domestic U.S.                                                (1.6%)           (2.5%)             3.3%            (3.8%)
   International                                                (1.0%)           25.5%              3.0%            29.1%
   Worldwide                                                    (1.3%)           10.9%              3.1%            11.3%

Expedited freight services weight
   (millions of pounds)                                         374.0            378.9           1,433.2          1,390.2
Expedited freight services shipments
   (thousands)                                                  1,266            1,304             5,180            5,112
Expedited freight services average:
   Yield (revenue per pound)                             $       .905             .864              .880             .882
   Revenue per shipment                                  $        267              251               244              240
   Weight per shipment (pounds)                                   296              290               277              272







-------------
(a)    Primarily international ocean freight.
(b)    Compared to the same period in the prior year.



                            Pittston Burlington Group
                            STATEMENTS OF OPERATIONS





                                                                    Three Months                        Twelve Months
(In thousands,                                                       Ended December 31                  Ended December 31
except per share amounts)                                        1996             1995              1996             1995
-------------------------------------------------------------------------------------------------------------------------
                                                                     (Unaudited)

Operating revenues                                      $     407,301          383,134         1,500,318        1,414,821
--------------------------------------------------------------------------------------------------------------------------------


Operating expenses                                            358,671          338,025         1,317,423        1,245,721
Selling, general and administrative                            31,618           28,536           127,254          117,980
--------------------------------------------------------------------------------------------------------------------------------


Total costs and expenses                                      390,289          366,561         1,444,677        1,363,701
--------------------------------------------------------------------------------------------------------------------------------


Other operating income, net                                       564            1,000             1,530            2,833
--------------------------------------------------------------------------------------------------------------------------------


Operating profit                                               17,576           17,573            57,171           53,953
Interest income                                                   286            1,416             2,463            4,430
Interest expense                                               (1,113)          (1,647)           (4,097)          (5,108)
Other expense, net                                                (89)            (840)           (2,028)          (1,702)
--------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                     16,660           16,502            53,509           51,573
Provision for income taxes                                      6,073            6,229            19,708           18,718
--------------------------------------------------------------------------------------------------------------------------------

Net income                                              $      10,587           10,273            33,801           32,855
--------------------------------------------------------------------------------------------------------------------------------


Net income per common share                             $         .55              .54              1.76             1.73
--------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding                              19,408           18,992            19,223           18,966
--------------------------------------------------------------------------------------------------------------------------------






                                                    SEGMENT INFORMATION

Revenues:
   Burlington                                           $     407,301          383,134         1,500,318        1,414,821
--------------------------------------------------------------------------------------------------------------------------------



Operating profit:
   Burlington                                           $      19,126           18,810            64,604           58,723
   General corporate expense                                   (1,550)          (1,237)           (7,433)          (4,770)
--------------------------------------------------------------------------------------------------------------------------------

Operating profit                                        $      17,576           17,573            57,171           53,953
--------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.



                            Pittston Burlington Group
                            CONDENSED BALANCE SHEETS





                                                                            December 31              December 31
(In thousands)                                                                 1996                     1995
-----------------------------------------------------------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                                 $     17,818                    25,847
Accounts receivable, net of estimated amounts
   uncollectible                                                               242,654                   219,681
Inventories and other current assets                                            22,557                    32,709
-------------------------------------------------------------------------------------------------------------------

Total current assets                                                           283,029                   278,237

Property, plant and equipment, at cost, net of
   accumulated depreciation and amortization                                   113,283                    72,171
Intangibles, net of amortization                                               177,797                   180,739
Other assets                                                                    41,565                    40,930
-------------------------------------------------------------------------------------------------------------------

Total assets                                                              $    615,674                   572,077
-------------------------------------------------------------------------------------------------------------------



Liabilities and shareholders' Equity

Current liabilities                                                       $    258,877                   254,226
Long-term debt, less current maturities                                         28,723                    26,697
Other liabilities                                                               23,085                    19,301
-------------------------------------------------------------------------------------------------------------------

Total liabilities                                                              310,685                   300,224

Shareholders' equity                                                           304,989                   271,853
-------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholders' equity                                $    615,674                   572,077
-------------------------------------------------------------------------------------------------------------------


See accompanying notes.



                            Pittston Burlington Group
                            STATEMENTS OF CASH FLOWS







                                                                                 Twelve Months Ended December 31
(In thousands)                                                                    1996                      1995
-------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
Net income                                                                $     33,801                    32,855
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization                                                23,427                    19,972
   Provision for aircraft heavy maintenance                                     32,057                    26,317
   Other, net                                                                    3,556                      (948)
   Changes in operating assets and liabilities:
     Increase in receivables                                                   (25,981)                  (38,946)
     Decrease (increase) in inventories and other
       current assets                                                              680                    (3,776)
     (Decrease) increase in current liabilities                                 (2,594)                    5,193
     Other, net                                                                 (1,857)                   (1,179)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                       63,089                    39,488
-------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                     (61,321)                  (32,399)
Proceeds from disposal of property, plant and
   equipment                                                                     3,898                       422
Aircraft heavy maintenance                                                     (23,373)                  (22,356)
Other, net                                                                       1,813                     2,345
-------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                          (78,983)                  (51,988)
-------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Net (reductions of) additions to debt                                             (364)                   25,226
Payments from (to) - Minerals Group                                             12,179                      (878)
Share and other equity activity                                                 (3,950)                   (4,385)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                        7,865                    19,963
-------------------------------------------------------------------------------------------------------------------


Net (decrease) increase in cash and cash
   equivalents                                                                  (8,029)                    7,463
Cash and cash equivalents at beginning of period                                25,847                    18,384
-------------------------------------------------------------------------------------------------------------------


Cash and cash equivalents at end of period                                $ 17,818                        25,847
-------------------------------------------------------------------------------------------------------------------


See accompanying notes.


                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         Three Months               Twelve Months
(In thousands,                                      Ended December 31           Ended December 31
except per share amounts)                          1996          1995          1996          1995
-------------------------------------------------------------------------------------------------
                                                                                      (Unaudited)

Net sales                                    $  173,798       165,198       696,513       722,851
Operating revenues                              650,477       597,565     2,410,131     2,203,216
-------------------------------------------------------------------------------------------------

Net sales and operating revenues                824,275       762,763     3,106,644     2,926,067
-------------------------------------------------------------------------------------------------


Cost of sales                                   174,261       154,234       707,497       696,295
Operating expenses                              538,859       498,665     2,004,598     1,845,404
Restructuring and other charges, including
   litigation accrual                            (9,541)           --       (47,299)           --
Selling, general and administrative              74,685        68,363       292,718       263,365
-------------------------------------------------------------------------------------------------

Total cost and expenses                         778,264       721,262     2,957,514     2,805,064
-------------------------------------------------------------------------------------------------


Other operating income (expense)                  3,635         4,079        17,377        26,496
-------------------------------------------------------------------------------------------------


Operating profit                                 49,646        45,580       166,507       147,499
Interest income                                   1,271           841         3,487         3,395
Interest expense                                 (3,541)       (3,844)      (14,074)      (14,253)
Other expense, net                               (2,312)       (2,292)       (9,224)       (6,305)
-------------------------------------------------------------------------------------------------

Income before income taxes                       45,064        40,285       146,696       130,336
Provision for income taxes                       14,000        10,585        42,542        32,364
-------------------------------------------------------------------------------------------------

Net income                                       31,064        29,700       104,154        97,972
Preferred stock dividends, net                     (902)       (1,065)       (1,675)       (2,762)
-------------------------------------------------------------------------------------------------

Net income attributed to common shares       $   30,162        28,635       102,479        95,210
-------------------------------------------------------------------------------------------------


Pittston Brink's Group:
Net income attributed to common shares       $   17,981        14,969        59,695        51,093
-------------------------------------------------------------------------------------------------


Net income per common share                  $      .47           .39          1.56          1.35
-------------------------------------------------------------------------------------------------


Average common shares outstanding                38,326        37,983        38,200        37,931
-------------------------------------------------------------------------------------------------


Pittston Burlington Group:
Net income attributed to common shares       $   10,587        10,273        33,801        32,855
-------------------------------------------------------------------------------------------------


Net income per common share                  $      .55           .54          1.76          1.73
-------------------------------------------------------------------------------------------------


Average common shares outstanding                19,408        18,992        19,223        18,966
-------------------------------------------------------------------------------------------------


Pittston Minerals Group:
Net income attributed to common shares       $    1,594         3,393         8,983        11,262
-------------------------------------------------------------------------------------------------


Net income per common share:
   Primary                                   $      .20           .43          1.14          1.45
   Fully diluted                             $      .20           .43          1.08          1.40
-------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                        7,970         7,802         7,897         7,786
   Fully diluted                                  9,826         9,968         9,906         9,999
-------------------------------------------------------------------------------------------------


See accompanying notes.


                      The Pittston Company and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS




                                                                           December 31               December 31
(In thousands)                                                                1996                      1995
-------------------------------------------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                              $        41,217                    52,823
Accounts receivable, net of estimated amounts
   uncollectible                                                               456,135                   421,246
Inventories and other current assets                                           121,338                   162,624
-------------------------------------------------------------------------------------------------------------------

Total current assets                                                           618,690                   636,693

Property, plant and equipment, at cost, net of
   accumulated depreciation, depletion and
   amortization                                                                540,851                   486,168
Intangibles, net of amortization                                               317,062                   327,183
Other assets                                                                   336,276                   357,328
-------------------------------------------------------------------------------------------------------------------


Total assets                                                           $     1,812,879                 1,807,372
-------------------------------------------------------------------------------------------------------------------


Liabilities and shareholders' equity

Current liabilities                                                    $       568,967                   594,488
Long-term debt, less current maturities                                        158,837                   133,283
Postretirement benefits and other claims                                       226,697                   219,895
Workers' compensation and other claims                                         116,892                   125,894
Other liabilities                                                              134,779                   211,833
-------------------------------------------------------------------------------------------------------------------

Total liabilities                                                            1,206,172                 1,285,393

Shareholders' equity                                                           606,707                   521,979
-------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholders' equity                             $     1,812,879                 1,807,372
-------------------------------------------------------------------------------------------------------------------


See accompanying notes.



                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                 Twelve Months Ended December 31
(In thousands)                                                                    1996                      1995
-------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
Net income                                                                $    104,154                    97,972
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Noncash charges and other write-offs                                         29,948                         -
   Depreciation, depletion and amortization                                    113,251                   104,989
   Provision for aircraft heavy maintenance                                     32,057                    26,317
   Provision for deferred income taxes                                          19,320                    11,115
   Other, net                                                                   14,972                     4,060
   Changes in operating  assets and  liabilities  net of effects of acquisitions and dispositions:
     Increase in receivables                                                   (45,991)                  (38,628)
     Decrease (increase) in inventories and other
       current assets                                                           10,784                   (14,183)
     (Decrease) increase in current liabilities                                (10,894)                    4,491
     Other, net                                                                (70,930)                  (39,598)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                      196,671                   156,535
---------------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment                                    (177,269)                 (124,465)
Proceeds from disposal of property, plant and
   equipment                                                                    11,310                    22,539
Aircraft heavy maintenance                                                     (23,373)                  (22,356)
Acquisitions and related contingent payments                                    (4,078)                   (3,372)
Other, net                                                                       1,799                     1,182
---------------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                         (191,611)                 (126,472)
---------------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Additions to debt                                                               28,642                    29,866
Reductions of debt                                                             (14,642)                  (25,891)
Share and other equity activity                                                (30,666)                  (23,533)
---------------------------------------------------------------------------------------------------------------------------

Net cash used by financing activities                                          (16,666)                  (19,558)
---------------------------------------------------------------------------------------------------------------------------


Net (decrease) increase in cash and cash
   equivalents                                                                 (11,606)                   10,505
Cash and cash equivalents at beginning of period                                52,823                    42,318
---------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                $     41,217                    52,823
---------------------------------------------------------------------------------------------------------------------------


See accompanying notes.




                      The Pittston Company and Subsidiaries
                            Pittston Burlington Group
                         NOTES TO FINANCIAL INFORMATION




(1) The approval on January 18, 1996, by the shareholders of The Pittston Company (the "Company") of the Brink's Stock Proposal, as described in the Company's proxy statement dated December 15, 1995, resulted in the reclassification of the Company's class of common stock formerly known as Pittston Services Group Common Stock ("Services Stock"). The outstanding shares of Services Stock were redesignated as Pittston Brink's Group Common Stock ("Brink's Stock") on a share-for-share basis, and a new class of common stock, designated as Pittston Burlington Group Common Stock ("Burlington Stock"), was distributed on the basis of one-half share of Burlington Stock for each share of Services Stock previously held by shareholders of record on January 19, 1996. Due to the reclassification of the Services Stock, all stock and per share data in the accompanying financial information have been restated to reflect the reclassification.

     The financial information for Pittston Burlington Group ("Burlington Group") includes the results of the Company's Burlington Air Express, Inc. business. It is prepared using the amounts included in the Company's consolidated financial statements. Accordingly, the Company's consolidated financial statements must be read in connection with the Burlington Group's financial data.

(2) In 1988, the trustees of certain pension and benefit trust funds (the "Trust Funds") established under collective bargaining agreements with the United Mine Workers of America ("UMWA") brought an action (the "Evergreen Case") against the Company and a number of its coal subsidiaries, claiming that the defendants were obligated to contribute to such Trust Funds in accordance with the provisions of the 1988 and subsequent National
     Bituminous Coal Wage Agreements, to which neither the Company nor any of its subsidiaries was a signatory.

     In late March 1996, a settlement was reached in the Evergreen Case. Under the terms of the settlement, the coal subsidiaries which had been signatories to earlier National Bituminous Coal Wage Agreements agreed to make various lump sum payments in full satisfaction of all amounts allegedly due to the Trust Funds through January 31, 1996, to be paid over time as follows: approximately $25.8 million upon dismissal of the Evergreen Case in March 1996 and the remainder of $24 million in installments of $7.0 million in 1996 and $8.5 million in each of 1997 and 1998. The first payment was entirely funded through an escrow account previously established by the Company. The second payment of $7.0 million was paid in the third quarter of 1996 and was funded through cash provided by operating activities. In addition, the coal subsidiaries agreed to future participation in the UMWA 1974 Pension Plan. Separate lawsuits against each of the UMWA and the Bituminous Coal Operations Association, previously reported, have also been dismissed.

     As a result of the settlement of these cases, the Company recorded a pretax gain of $35.7 million ($23.2 million after tax) in the first quarter of 1996 in its consolidated financial statements.

(3) As of January 1, 1996, the Company and the Burlington Group implemented a new accounting standard, Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires companies to review long-lived assets and certain identifiable intangibles to be held and used by an entity for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 requires companies to utilize a two-step approach to determining whether impairment of such assets has occurred and, if so, the amount of such impairment. As a result, an impairment loss of $29.9 million has been recorded for the Company and the Company's Minerals Group in 1996. The adoption of SFAS No. 121 had no impact on the Burlington Group's financial statements in 1996.

(4) During the twelve months ended December 31, 1996, the Company purchased 20,920 shares of its Series C Cumulative Convertible Preferred Stock. Preferred dividends included on the Company's statement of operations for the twelve months ended December 31, 1996, are net of $2.1 million, which is the excess of the carrying amount of the preferred stock over the cash paid to holders of the preferred stock. There were no repurchases of preferred stock during the quarter ended December 31, 1996. During the twelve months ended December 31, 1995, the Company purchased 16,370 shares of its preferred stock. Preferred dividends for the twelve months ended December 31, 1995 are net of $1.6 million, which was the excess of the carrying amount of the preferred stock over the cash paid to holders of the preferred stock. There were no repurchases of preferred stock during the quarter ended December 31, 1995.

(5) Financial information for the Minerals Group, which includes the results of the Company's Coal and Mineral Ventures operations, and the Brink's Group, which includes the results of the Company's Brink's Incorporated and Brink's Home Security, Inc. businesses, is available upon request.